1 * For identification purposes only. Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. This announcement is for information purposes only and does not constitute an invitation or solicitation of an offer to acquire, purchase or subscribe for securities or an invitation to enter into an agreement to do any such things, nor is it calculated to invite any offer to acquire, purchase or subscribe for any securities. Neither this announcement nor anything herein forms the basis for any contract or commitment whatsoever. The securities referred to herein have not been and will not be registered under the U.S. Securities Act, or with any securities regulatory authority of any state of the United States or other jurisdiction and may not be offered or sold in the United States or to U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and applicable state or local securities laws. No public offer of securities is to be made in the United States. (incorporated in the Cayman Islands with limited liability) (Stock Code: 1128 and Debt Stock Codes: 5279, 5280, 40102, 40259, 40357, 5754) ADJUSTMENT TO CONVERSION PRICE OF THE CONVERTIBLE BONDS (Debt Stock Code: 5754) Reference is made to (i) the announcements of Wynn Macau, Limited (the “Company”) dated 2 March 2023, 3 March 2023 and 7 March 2023 (collectively, the “Announcements”) and the offering memorandum of the Company dated 2 March 2023 (the “Circular”) in relation to the issuance of US$600 million 4.50% convertible bonds due 2029 under general mandate (the “Bonds”); (ii) the annual results announcement of the Company dated 21 March 2024 (the “2023 Annual Results Announcement”); and (iii) the interim results announcement of the Company dated 15 August 2024 (the “2024 Interim Results Announcement”). Unless otherwise stated, capitalised terms used herein shall have the same meanings as those defined in the Announcements and the Circular.

2 ADJUSTMENT TO THE CONVERSION PRICE The terms and conditions of the Bonds provide, among others, that if and whenever the Company shall pay or make any Capital Distribution (such as cash dividend by the Company) to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under Condition 6(C)(2) of the terms and conditions of the Bonds), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction: A - B A where: A is the Current Market Price of one Share on the date on which the Capital Distribution is first publicly announced; and B is the Fair Market Value of the portion of the Capital Distribution on the date of such announcement attributable to one Share. Such adjustment shall become effective on the date that such Capital Distribution is actually made or if a record date is fixed therefor, immediately after such record date (the “Record Date”). As announced in the 2023 Annual Results Announcement, the Board recommended the payment of a final dividend of HK$0.075 per Share in respect of the year ended 31 December 2023 (the “2023 Final Dividend”) and, as announced in the 2024 Interim Results Announcement, the Board declared an interim dividend of HK$0.075 per Share for the six months ended 30 June 2024 (the “2024 Interim Dividend”) to the Shareholders whose names appear on the register of members of the Company on 3 September 2024, being the Record Date. Pursuant to the terms and conditions of the Convertible Bonds, the Conversion Price is subject to adjustment for, among other things, capital distributions made by the Company. Accordingly, the Conversion Price was adjusted from HK$10.24375 to HK$10.01212 as a result of the payment of the 2023 Final Dividend and the 2024 Interim Dividend, and such adjustment will become effective on 4 September 2024 (Hong Kong time) (being the date immediately after the Record Date) in connection with the declaration and payment of the 2024 Interim Dividend (collectively, the “Adjustment”). Apart from the Adjustment, all other terms and conditions of the Convertible Bonds will remain unchanged. As at the date of this announcement, the total number of issued Shares of the Company is 5,249,137,600 Shares. Following the Adjustment and assuming full conversion of the Convertible Bonds, the Convertible Bonds are convertible into approximately 470,411,861 Shares, representing approximately 9.0% of the total issued share capital of the Company as at the date of this announcement, and approximately 8.2% of the enlarged total issued share capital of the Company resulting from the full conversion of the Bonds (assuming that there is no other change to the issued share capital of the Company).

3 Holders of the Bonds who are in any doubt as to the action to be taken should consult their professional adviser. By order of the Board Wynn Macau, Limited Dr. Allan Zeman Chairman Hong Kong, 3 September 2024 As at the date of this announcement, the Board comprises Craig S. Billings and Frederic Jean-Luc Luvisutto (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Ellen F. Whittemore and Julie M. Cameron-Doe (as Non-Executive Directors); Allan Zeman (as Independent Non-Executive Director and Chairman); and Lam Kin Fung Jeffrey, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors).